Exhibit 99.1

Press Release

BSY Investor Contact:
Eric Boyer
Investor Relations Officer
ir@bentley.com

Bentley Systems Announces Second Quarter 2024 Results
EXTON, Pa. – August 6, 2024 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for the quarter ended June 30, 2024.

Second Quarter 2024 Results

•Total revenues were $330.3 million, up 11.3% or 11.9% on a constant currency basis, year-over-year;
•Subscriptions revenues were $297.4 million, up 14.7% or 15.3% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) was $1,215.9 million as of June 30, 2024, compared to $1,105.9 million as of June 30, 2023, representing a constant currency ARR growth rate of 11%;
•Last twelve-month recurring revenues dollar-based net retention rate was 108%, compared to 110% for the same period last year;
•Operating income margin was 24.3%, compared to 18.0% for the same period last year;
•Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/SBC”) margin was 28.8%, compared to 24.7% for the same period last year;
•Net income per diluted share was $0.22, compared to $0.15 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.31, compared to $0.24 for the same period last year; and
•Cash flows from operations was $62.6 million, compared to $80.6 million for the same period last year.

Six Months Ended June 30, 2024 Results

•Total revenues were $668.1 million, up 9.3% or 9.5% on a constant currency basis, year-over-year;
•Subscriptions revenues were $604.5 million, up 12.6% or 12.7% on a constant currency basis, year-over-year;
•Operating income margin was 25.8%, compared to 19.5% for the same period last year;
•Adjusted OI w/SBC margin was 31.1%, compared to 26.8% for the same period last year;
•Net income per diluted share was $0.44, compared to $0.29 for the same period last year;
•Adjusted EPS was $0.62, compared to $0.49 for the same period last year; and
•Cash flows from operations was $267.6 million, compared to $256.8 million for the same period last year.

Executive Chair Greg Bentley said, “We are pleased to report broadly favorable operating results for 24Q2. Our confidence in sustaining commendable performance is reinforced by the enduring—and if anything, broadening— vitality of our infrastructure engineering end markets, met with BSY’s competitive advantages and reliably efficient execution. But to me, the long-term potential of initiatives being explored and developed under our new generation of executive leadership seems even more auspicious!”

CEO Nicholas Cumins said, “Our performance in 24Q2 and the first half provides a solid foundation for the full year, with very positive end-market and operational momentum. Our year-over-year ARR growth of 11% on a constant currency basis (11.5% excluding China) is consistent with the previous quarter. Public Works / Utilities and North America remained the main growth drivers, and we continued to add new small- and medium-sized accounts at a rapid pace, reflecting healthy market conditions.

The traction we are generating with our AI-based solutions for asset analytics is worth noting. AI is going to become a major driver of our business, to help owner-operators improve the performance of their assets and make infrastructure more resilient, as well as to help engineering services firms increase their productivity and bridge the widening engineering resources capacity gap.”

CFO Werner Andre said, “24Q2 financial performance positions us solidly within our annual outlook range for ARR growth, profitability, and operating cash flow. While our mainstay subscription revenues are exceeding expectations, year-over-year growth in total revenues is being impacted by the expected prevalence of lower non-recurring professional services for our Cohesive digital integrator. Continued strong margins and operating cash flows throughout the first half, net of dividends and stock repurchases, further enhanced our balance sheet and acquisition flexibility.”

Recent Developments

Effective July 1, 2024, Greg Bentley transitioned from Chief Executive Officer to Executive Chair of the Board of Directors and Nicholas Cumins was promoted from Chief Operating Officer to Chief Executive Officer.

Call Details

Bentley Systems will host a live Zoom video webinar on August 6, 2024 at 8:15 a.m. Eastern time to discuss results for its second quarter ended June 30, 2024.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_y6GttyVAR8amDwrlXVo1DA#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non-GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8-K (Quarterly Earnings Release) furnished to the SEC.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; failure to effectively manage succession; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments and/or acquisitions on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings, powered by the iTwin Platform for infrastructure digital twins, include MicroStation and Bentley Open applications for modeling and simulation, Seequent’s software for geoprofessionals, and Bentley Infrastructure Cloud encompassing ProjectWise for project delivery, SYNCHRO for construction management, and AssetWise for asset operations. Bentley Systems’ 5,200 colleagues generate annual revenues of more than $1 billion in 194 countries.
www.bentley.com

© 2024 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, Bentley Infrastructure Cloud, Bentley Open, Cohesive, iTwin, MicroStation, ProjectWise, Seequent, and SYNCHRO are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$51,278	$68,412
Accounts receivable	282,918	302,501
Allowance for doubtful accounts	(9,099)	(8,965)
Prepaid income taxes	18,487	12,812
Prepaid and other current assets	43,101	44,797
Total current assets	386,685	419,557
Property and equipment, net	36,756	40,100
Operating lease right-of-use assets	34,868	38,476
Intangible assets, net	225,539	248,787
Goodwill	2,265,174	2,269,336
Investments	24,258	23,480
Deferred income taxes	206,259	212,831
Other assets	77,641	67,283
Total assets	$3,257,180	$3,319,850
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,901	$18,094
Accruals and other current liabilities	500,007	457,348
Deferred revenues	236,624	253,785
Operating lease liabilities	11,429	11,645
Income taxes payable	13,817	9,491
Current portion of long-term debt	—	10,000
Total current liabilities	785,778	760,363
Long-term debt	1,334,618	1,518,403
Deferred compensation plan liabilities	91,172	88,181
Long-term operating lease liabilities	26,950	30,626
Deferred revenues	15,259	15,862
Deferred income taxes	11,899	9,718
Income taxes payable	3,615	7,337
Other liabilities	3,383	5,378
Total liabilities	2,272,674	2,435,868
Stockholders’ equity:
Common stock	2,997	2,963
Additional paid-in capital	1,176,630	1,127,234
Accumulated other comprehensive loss	(93,264)	(84,987)
Accumulated deficit	(102,561)	(161,932)
Non-controlling interest	704	704
Total stockholders’ equity	984,506	883,982
Total liabilities and stockholders’ equity	$3,257,180	$3,319,850

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Subscriptions	$297,444	$259,243	$604,533	$537,088
Perpetual licenses	10,863	11,718	20,375	21,265
Subscriptions and licenses	308,307	270,961	624,908	558,353
Services	22,030	25,788	43,192	52,807
Total revenues	330,337	296,749	668,100	611,160
Cost of revenues:
Cost of subscriptions and licenses	42,432	41,156	82,650	82,087
Cost of services	20,761	25,270	42,373	51,523
Total cost of revenues	63,193	66,426	125,023	133,610
Gross profit	267,144	230,323	543,077	477,550
Operating expenses:
Research and development	65,709	70,117	134,080	137,917
Selling and marketing	57,129	54,364	111,515	106,505
General and administrative	54,854	39,258	101,336	86,065
Deferred compensation plan	883	3,777	6,682	7,923
Amortization of purchased intangibles	8,392	9,502	17,356	20,050
Total operating expenses	186,967	177,018	370,969	358,460
Income from operations	80,177	53,305	172,108	119,090
Interest expense, net	(5,100)	(9,484)	(11,620)	(20,576)
Other income, net	2,280	965	9,417	1,254
Income before income taxes	77,357	44,786	169,905	99,768
(Provision) benefit for income taxes	(5,330)	3,899	(27,577)	(5,593)
Equity in net income of investees, net of tax	19	—	28	—
Net income	$72,046	$48,685	$142,356	$94,175
Per share information:
Net income per share, basic	$0.23	$0.16	$0.45	$0.30
Net income per share, diluted	$0.22	$0.15	$0.44	$0.29
Weighted average shares, basic	314,980,580	311,914,602	314,660,906	311,366,371
Weighted average shares, diluted	333,780,984	332,352,725	333,725,315	331,831,973

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net income	$142,356	$94,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,367	35,304
Deferred income taxes	8,666	(28,935)
Stock-based compensation expense	41,759	37,588
Deferred compensation plan	6,682	7,923
Amortization of deferred debt issuance costs	3,750	3,646
Change in fair value of derivative	(2,361)	663
Foreign currency remeasurement loss (gain)	502	(144)
Other	(1,715)	3,530
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	14,330	49,171
Prepaid and other assets	(585)	(364)
Accounts payable, accruals, and other liabilities	41,622	41,969
Deferred revenues	(14,888)	(1,792)
Income taxes payable, net of prepaid income taxes	(4,930)	14,085
Net cash provided by operating activities	267,555	256,819
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(6,689)	(11,253)
Acquisitions, net of cash acquired	(5,000)	(10,299)
Purchases of investments	(557)	(8,200)
Other	1,300	—
Net cash used in investing activities	(10,946)	(29,752)
Cash flows from financing activities:
Proceeds from credit facilities	51,724	288,387
Payments of credit facilities	(143,752)	(432,739)
Repayments of term loan	(105,000)	(2,500)
Payments of contingent and non-contingent consideration	(451)	(2,860)
Payments of dividends	(35,851)	(29,224)
Proceeds from stock purchases under employee stock purchase plan	5,560	4,557
Proceeds from exercise of stock options	4,007	9,700
Payments for shares acquired including shares withheld for taxes	(9,626)	(51,202)
Repurchases of Class B common stock under approved program	(37,515)	—
Other	(95)	(95)
Net cash used in financing activities	(270,999)	(215,976)
Effect of exchange rate changes on cash and cash equivalents	(2,744)	(59)
(Decrease) increase in cash and cash equivalents	(17,134)	11,032
Cash and cash equivalents, beginning of year	68,412	71,684
Cash and cash equivalents, end of period	$51,278	$82,716

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to Adjusted OI w/SBC and to Adjusted operating income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating income	$80,177	$53,305	$172,108	$119,090
Amortization of purchased intangibles	11,521	12,625	23,711	26,360
Deferred compensation plan	883	3,777	6,682	7,923
Acquisition expenses	1,969	3,521	4,328	12,298
Realignment expenses (income)	743	29	809	(1,950)
Adjusted OI w/SBC	95,293	73,257	207,638	163,721
Stock-based compensation expense	21,856	17,670	41,193	36,868
Adjusted operating income	$117,149	$90,927	$248,831	$200,589

Reconciliation of net income to Adjusted net income:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024		2023		2024		2023
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)
Net income	$72,046	$0.22	$48,685	$0.15	$142,356	$0.44	$94,175	$0.29
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	11,521	0.03	12,625	0.04	23,711	0.07	26,360	0.08
Stock-based compensation expense	21,856	0.07	17,670	0.05	41,193	0.12	36,868	0.11
Deferred compensation plan	883	—	3,777	0.01	6,682	0.02	7,923	0.02
Acquisition expenses	1,969	0.01	3,521	0.01	4,328	0.01	12,298	0.04
Realignment expenses (income)	743	—	29	—	809	—	(1,950)	(0.01)
Other income, net	(2,280)	(0.01)	(965)	—	(9,417)	(0.03)	(1,254)	—
Total non-GAAP adjustments, prior to income taxes	34,692	0.10	36,657	0.11	67,306	0.20	80,245	0.24
Income tax effect of non-GAAP adjustments	(4,844)	(0.01)	(6,608)	(0.02)	(4,844)	(0.01)	(13,997)	(0.04)
Equity in net income of investees, net of tax	(19)	—	—	—	(28)	—	—	—
Adjusted net income(2)	$101,875	$0.31	$78,734	$0.24	$204,790	$0.62	$160,423	$0.49

Adjusted weighted average shares, diluted	333,780,984		332,352,725		333,725,315		331,831,973

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $1,717 and $1,723 for the three months ended June 30, 2024 and 2023, respectively, and $3,440 for the six months ended June 30, 2024 and 2023 related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.

Reconciliation of cash flow from operations to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Cash flow from operations	$62,586	$80,596	$267,555	$256,819
Cash interest	3,449	8,909	8,706	19,382
Cash taxes	11,304	11,966	22,847	17,999
Cash deferred compensation plan distributions	1,963	1,704	2,436	2,125
Cash acquisition expenses	1,935	4,237	3,742	15,290
Cash realignment costs	3,971	—	11,488	—
Changes in operating assets and liabilities	38,813	(9,699)	(54,519)	(97,998)
Other(1)	(2,411)	(2,164)	(4,768)	(4,084)
Adjusted EBITDA	$121,610	$95,549	$257,487	$209,533

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscriptions revenues to total revenues and subscriptions revenues in constant currency:

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency
Total revenues	$330,337	$1,271	$331,608	$296,749	$(354)	$296,395
Subscriptions revenues	$297,444	$1,077	$298,521	$259,243	$(331)	$258,912

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2023 Rates	Constant Currency
Total revenues	$668,100	$428	$668,528	$611,160	$(479)	$610,681
Subscriptions revenues	$604,533	$316	$604,849	$537,088	$(473)	$536,615